Entravision Communications

Exhibit 99.1

ENTRAVISION REPORTS SECOND QUARTER 2026 RESULTS

BURBANK, CALIFORNIA, August 10, 2026 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its second quarter ended June 30, 2026.

"Net revenue in our Media segment decreased 1% in second quarter 2026 compared to second quarter 2025 due to lower broadcast advertising revenue and revenue from spectrum usage rights which were partially offset by an increase in digital advertising revenue and retransmission fees. Local advertising revenue increased 1% and national advertising revenue decreased 19%, excluding political revenue," said Michael Christenson, Chief Executive Officer. "Net revenue in our Advertising Technology & Services segment increased 230% in second quarter 2026 compared to second quarter 2025. The ATS segment had higher monthly active advertisers and higher revenue per monthly active advertiser. These results were driven by the investments in the AI capabilities of our platform and our expanded sales capacity."

Mr. Christenson continued, “We repaid $5 million on our bank term loan in the second quarter of 2026, and we remain committed to reducing our debt and maintaining a strong balance sheet.”

Highlights

Entravision reports its operating results for two segments. The Media segment provides video, audio and digital marketing services to local and national advertisers in the U.S. The Advertising Technology & Services ("ATS") segment provides programmatic advertising technology and services to advertisers and mobile app developers on a global basis.

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Consolidated net revenue increased 126% for second quarter 2026 compared to second quarter 2025, and increased 121% for six-month period ended June 30, 2026 compared to same period in 2025.
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Media segment net revenue decreased 1% for second quarter 2026 compared to second quarter 2025, primarily due to a decrease in broadcast advertising revenue and a decrease in spectrum usage rights revenue, partially offset by an increase in digital advertising revenue and an increase in retransmission consent revenue. Media segment net revenue increased 1% for six-month period ended June 30, 2026 compared to same period in 2025 primarily due to an increase in digital advertising revenue and an increase in retransmission consent revenue, partially offset by a decrease in broadcast advertising revenue and a decrease in spectrum usage rights revenue.
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ATS segment net revenue increased 230% for second quarter 2026 compared to second quarter 2025, and increased 218% for six-month period ended June 30, 2026 compared to same period in 2025, primarily due to increases in monthly active advertisers and revenue per monthly active advertiser, which were driven by investments we made in the AI capabilities of our platform and increased sales capacity.
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Segment operating profit was $36.7 million for second quarter 2026, compared to operating profit of $5.5 million for second quarter 2025. Segment operating profit was $65.8 million for six-month period ended June 30, 2026 compared to operating profit of $9.4 million for six-month period ended June 30, 2025.
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Media segment operating loss was $3.3 million for second quarter 2026, compared to operating profit of $0.4 million for second quarter 2025. Media segment operating loss was $8.5 million for six-month period ended June 30, 2026, compared to operating loss of $2.3 million for six-month period ended June 30, 2025.
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ATS segment operating profit was $40.0 million for second quarter 2026, compared to operating profit of $5.2 million for second quarter 2025. ATS segment operating profit was $74.3 million for six-month period ended June 30, 2026, compared to operating profit of $11.7 million for six-month period ended June 30, 2025.
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Corporate expenses increased 3% for second quarter 2026 compared to second quarter 2025, primarily due an increase in non-cash stock-based compensation. Corporate expenses decreased 3% for six-month period ended June 30, 2026 compared to same period in 2025, primarily due to a decrease in audit fees and other professional services, partially offset by an increase in non-cash stock-based compensation.
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The company made a $5.0 million scheduled debt payment and paid a dividend of $4.6 million in second quarter 2026.

Entravision Communications

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The company had $83.4 million in cash and cash equivalents and marketable securities and $157.3 million of long-term debt and current maturities of long-term debt as of June 30, 2026.
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Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on September 30, 2026 to shareholders of record as of the close of business on September 16, 2026.

Notice of Conference Call

Entravision will host a webinar to discuss its second quarter 2026 results on Monday, August 10, 2026 at 5:00 p.m. Eastern Time. The webinar may be accessed on company’s Investor Relations website at investor.entravision.com or via webinar registration. The webinar will also be archived on the company’s Investor Relations website under the Events section.

About Entravision

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. The term "Entravision" as used in this press release refers to Entravision Communications Corporation. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer and Chief Operating Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Period			Six-Month Period
	Ended June 30,		%	Ended June 30,		%
	2026	2025	Change	2026	2025	Change
Net revenue
Media	$45,080	$45,413	(1)%	$87,501	$86,390	1%
Advertising Technology & Services	182,821	55,322	230%	337,371	106,196	218%
Consolidated	227,901	100,735	126%	424,872	192,586	121%

Cost of revenue
Media	6,064	4,651	30%	11,429	7,917	44%
Advertising Technology & Services	111,870	33,359	235%	208,459	63,565	228%
Consolidated	117,934	38,010	210%	219,888	71,482	208%

Direct operating expenses
Media	28,753	26,795	7%	56,889	53,345	7%
Advertising Technology & Services	21,868	10,917	100%	38,531	19,869	94%
Consolidated	50,621	37,712	34%	95,420	73,214	30%

Selling, general and administrative expenses
Media	10,662	11,006	(3)%	22,014	21,811	1%
Advertising Technology & Services	8,351	5,447	53%	15,138	10,148	49%
Consolidated	19,013	16,453	16%	37,152	31,959	16%

Depreciation and amortization
Media	2,881	2,607	11%	5,667	5,577	2%
Advertising Technology & Services	703	420	67%	908	927	(2)%
Consolidated	3,584	3,027	18%	6,575	6,504	1%

Segment operating profit (loss)
Media	(3,280)	354	*	(8,498)	(2,260)	276%
Advertising Technology & Services	40,029	5,179	673%	74,335	11,687	536%
Consolidated	36,749	5,533	564%	65,837	9,427	598%

Corporate expenses	6,597	6,375	3%	13,770	14,163	(3)%
Impairment charge	-	-	-	-	23,673	(100)%
Loss on lease abandonment	-	-	-	-	25,191	(100)%
Restructuring costs	-	-	-	983	-	*
Foreign currency (gain) loss	301	6	*	544	18	*
Other operating (gain) loss	(116)	-	*	(116)	-	*
Operating income (loss)	29,967	(848)	*	50,656	(53,618)	*

Interest expense	$(3,146)	$(4,037)	(22)%	$(6,461)	$(7,700)	(16)%
Interest income	606	619	(2)%	964	1,224	(21)%
Dividend income	15	1	*	29	1	*
Realized gain (loss) on marketable securities	3	3	0%	11	4	175%
Gain (loss) on debt extinguishment	-	(38)	(100)%	-	(38)	(100)%
Income (loss) before income taxes	27,445	(4,300)	*	45,199	(60,127)	*

Capital expenditures
Media	$2,773	$1,970		$5,672	$4,330
Advertising Technology & Services	397	301		1,395	325
Consolidated	$3,170	$2,271		$7,067	$4,655

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025
Net revenue	$227,901	$100,735	$424,872	$192,586

Expenses:
Cost of revenue	117,934	38,010	219,888	71,482
Direct operating expenses	50,621	37,712	95,420	73,214
Selling, general and administrative expenses	19,013	16,453	37,152	31,959
Corporate expenses	6,597	6,375	13,770	14,163
Depreciation and amortization	3,584	3,027	6,575	6,504
Impairment charge	—	—	—	23,673
Loss on lease abandonment	—	—	—	25,191
Restructuring costs	—	—	983	—
Foreign currency (gain) loss	301	6	544	18
Other operating (gain) loss	(116)	—	(116)	—
Total expenses	197,934	101,583	374,216	246,204
Operating income (loss)	29,967	(848)	50,656	(53,618)
Interest expense	(3,146)	(4,037)	(6,461)	(7,700)
Interest income	606	619	964	1,224
Dividend income	15	1	29	1
Realized gain (loss) on marketable securities	3	3	11	4
Gain (loss) on debt extinguishment	—	(38)	—	(38)
Income (loss) before income taxes	27,445	(4,300)	45,199	(60,127)
Income tax benefit (expense)	(7,759)	800	(13,153)	8,852
Net income (loss) from continuing operations	19,686	(3,500)	32,046	(51,275)
Net income (loss) from discontinued operations, net of tax	—	163	—	(28)
Net income (loss) attributable to common stockholders	$19,686	$(3,337)	$32,046	$(51,303)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic	$0.21	$(0.04)	$0.35	$(0.56)
Net income (loss) per share from continuing operations, diluted	$0.19	$(0.04)	$0.32	$(0.56)

Net income (loss) per share from discontinued operations, basic and diluted	$-	$0.00	$-	$(0.00)

Net income (loss) per share attributable to common stockholders, basic	$0.21	$(0.04)	$0.35	$(0.56)
Net income (loss) per share attributable to common stockholders, diluted	$0.19	$(0.04)	$0.32	$(0.56)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.10	$0.10

Weighted average common shares outstanding, basic	92,113,571	90,976,288	92,049,879	90,976,288
Weighted average common shares outstanding, diluted	102,857,606	90,976,288	99,639,247	90,976,288

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$80,794	$59,439
Marketable securities	2,587	3,762
Restricted cash	800	797
Trade receivables, net of allowance for doubtful accounts	132,393	94,912
Prepaid expenses and other current assets	23,722	18,974
Assets held for sale	3,635	5,597
Total current assets	243,931	183,481
Property and equipment, net	46,239	44,797
Intangible assets subject to amortization, net	1,744	2,593
Intangible assets not subject to amortization	123,275	123,275
Goodwill	7,352	7,352
Deferred income taxes	3,824	3,823
Operating leases right of use asset	20,766	18,807
Other assets	3,552	3,383
Total assets	$450,683	$387,511
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$20,000	$20,000
Accounts payable and accrued expenses	133,529	91,736
Operating lease liabilities	11,278	9,737
Total current liabilities	164,807	121,473
Long-term debt, less current maturities, net of unamortized debt issuance costs	137,270	147,119
Long-term operating lease liabilities	37,722	36,775
Other long-term liabilities	13,210	12,197
Deferred income taxes	14,116	14,505
Total liabilities	367,125	332,069
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	800,167	804,075
Accumulated deficit	(715,841)	(747,887)
Accumulated other comprehensive income (loss)	(777)	(755)
Total stockholders' equity	83,558	55,442
Total liabilities and equity	$450,683	$387,511

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss) attributable to common stockholders	$19,686	$(3,337)	$32,046	$(51,303)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,584	3,027	6,575	6,504
Impairment charge	—	—	—	23,673
Loss on lease abandonment	—	—	—	25,191
Deferred income taxes	(629)	(5,412)	(389)	(6,879)
Non-cash interest	396	404	819	580
Amortization of syndication contracts	99	111	198	221
Payments on syndication contracts	(71)	(111)	(138)	(220)
Non-cash stock-based compensation	4,323	2,685	7,575	5,298
(Gain) loss on marketable securities	(3)	(3)	(11)	(4)
(Gain) loss on disposal of property and equipment	(113)	2	(26)	6
(Gain) loss on debt extinguishment	—	38	—	38
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(4,731)	479	(37,413)	(9,981)
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	3,320	8,181	(1,156)	(1,348)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,091)	1,764	37,474	808
Net cash provided by (used in) operating activities	23,770	7,828	45,554	(7,416)
Cash flows from investing activities:
Proceeds from sale of assets	1,892	—	1,892	—
Purchases of property and equipment	(3,321)	(2,161)	(6,958)	(4,804)
Purchases of marketable securities	2	(747)	-	(965)
Proceeds from sale of marketable securities	407	561	1,167	947
Net cash provided by (used in) investing activities	(1,020)	(2,347)	(3,899)	(4,822)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(487)	—	(1,025)	—
Payments on debt	(5,000)	(10,000)	(10,000)	(10,000)
Dividends paid	(4,611)	(4,549)	(9,213)	(9,098)
Principal payments under finance lease obligation	(28)	(32)	(59)	(65)
Net cash provided by (used in) financing activities	(10,126)	(14,581)	(20,297)	(19,163)
Net increase (decrease) in cash, cash equivalents and restricted cash	12,624	(9,100)	21,358	(31,401)
Cash, cash equivalents and restricted cash:
Beginning	68,970	74,399	60,236	96,700
Ending	$81,594	$65,299	$81,594	$65,299